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                                                            EXHIBIT 5.1 and 23.1






                               November ___, 1996




Suburban Lodges of America, Inc.
1000 Parkwood Circle
Suite 850
Atlanta, Georgia 30339

     Re: Form S-1 Registration Statement

Gentlemen:

     At your request, we have examined the registration statement to be filed by Suburban Lodges of America, Inc., a Georgia corporation (the "Company"), with the Securities and Exchange Commission on October 30, 1996 (the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended, of 4,243,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), including 4,000,000 shares to be sold by the Company and 243,000 shares to be sold by selling shareholders named in the Registration Statement (the "Selling Shareholders") to the underwriters named in the Registration Statement (the "Underwriters"), for resale by them to the public, together with an additional 636,450 shares of Common Stock subject to an over-allotment option granted to the Underwriters by the Company.

     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinions herein expressed. On the basis of the foregoing, it is our opinion that:

     1. The shares of Common Stock to be issued and sold by the Company to the Underwriters will be, upon issuance, sale and delivery in the manner and under the terms and conditions described in the Registration Statement, validly issued, fully paid and nonassessable.

     2. The shares of Common Stock to be sold by the Selling Shareholders as described in the Registration Statement are validly issued, fully paid and nonassessable.





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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                       Sincerely,

                                       KILPATRICK & CODY



                                       By:
                                       Michael H. Trotter, a partner